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                                                                     Exhibit 5.1


                                                              August 22, 2005

Interactive Systems Worldwide Inc.
Two Andrews Drive, 2nd Floor
West Paterson, New Jersey 07424-2672

Ladies and Gentlemen:

         We have acted as counsel to Interactive Systems Worldwide Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission registering for resale by certain selling stockholders of the Company up to an aggregate of 2,802,245 shares of the Company's common stock, $0.001 par value (the "Common Stock") issuable upon conversion of the Company's Series C Preferred Stock ("Preferred Stock"), exercise of certain warrants that were issued in connection with the issuance of the Preferred Stock (the "Warrants") or as payment of dividends on the Preferred Stock, in each case as described in the Registration Statement (together, the "Shares").

         In connection with this opinion, we have examined and relied upon the Registration Statement and the related prospectus (the "Prospectus"), the Company's Certificate of Incorporation and Bylaws, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

         On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued, sold and delivered in the manner and for the consideration stated in the Certificate of Designations relating to the Preferred Stock or the Warrants, as the case may be, will be legally issued, fully paid and non-assessable.

         The opinions expressed herein are limited solely to the General Corporation Law of the State of Delaware and the federal laws of the United States. We express no opinion as to any matter other than expressly set forth above, and no other opinion is intended to be implied or inferred herefrom. The opinions expressed herein are opinions of legal matters and not factual matters. Our opinions are given as of the date hereof, and we undertake no obligation and hereby disclaim any obligation to advise upon of any change in law, facts or circumstances, occurring after the date hereof except in any additional or supplemental opinions that we may render with respect to the Common Stock.

         We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement.


                                            Very truly yours,


                                            Friedman Kaplan Seiler & Adelman LLP